Exhibit 10.10

AMENDMENT NUMBER ONE TO EMPLOYMENT AGREEMENT

This Amendment Number One to Employment Agreement (the “Agreement”) is made and entered into this 24th day of September 2004 (this “Amendment”) by and between Argosy Gaming Company, a Delaware corporation (the “Company”) and James A. Gulbrandsen, an individual residing in the State of Missouri (the “Employee”):

RECITALS:

WHEREAS, the Compensation Committee of the Company’s Board of Directors believes it is in the best interest of the Company to enter into this Amendment Number One to Employment Agreement with the Employee; and

WHEREAS, the Company and Employee are parties to an Employment Agreement, the term of which the parties have agreed will expire on December 31, 2004 (the “Agreement”);

NOW THEREFORE, in consideration of the premises and of the covenants and agreements herein contained, the parties hereto agree that the Agreement is hereby amended as follows:

The following sentence shall be added to the end of Section 2 of the Agreement: “The term of this Agreement is hereby extended for the period from January 1, 2005, through December 31, 2005, unless terminated as hereinafter provided in Sections 5 and 6 hereof.”

The Base Salary in Section 3(a) shall be $175,000 for the period from January 1, 2005, through December 31, 2005.

IN WITNESS WHEREOF, this Amendment Number One to Employment Agreement has been executed by the Company, by a duly authorized officer, and by the Employee as of the date first above written.

ARGOSY GAMING COMPANY
By:
Name:
Title:
James A. Gulbrandsen
By: